Exhibit 10(ac)(2)

WAIVER AND SECOND AMENDMENT TO

AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

This Waiver and Second Amendment to Amended and Restated Revolving Credit Agreement (this “Amendment”) is entered into as of August 24, 2005 (the “Effective Date”) by and among (i) Richardson Electronics, Ltd., a Delaware corporation (the “US-Borrower”), (ii) Burtek Systems, Inc., a Canadian corporation, Richardson Electronics Canada, Ltd., a Canadian corporation (each a “Canada-Borrower”, and collectively, the “Canada-Borrowers”); (iii) Richardson Electronics Limited, an English limited liability company (the “UK-Borrower”); (iv) RESA, SNC, a French partnership, Richardson Electronique SNC, a French partnership, Richardson Electronics Iberica, S.A., a Spanish corporation, Richardson Electronics GmbH, a German limited liability company, Richardson Electronics Benelux B.V., a Dutch private limited liability company, (each a “Euro-Borrower” and collectively, the “Euro-Borrowers”), (v) Richardson Sweden Holding AB, a Swedish corporation (the “Krona-Borrower”) and (vi) Richardson Electronics KK, a company organized under the laws of Japan (the “Japan-Borrower”) (the US-Borrower, the Canada-Borrowers, the UK-Borrower, the Euro-Borrowers, the Krona-Borrower and the Japan-Borrower are collectively referred to as the “Borrowers”), the lenders party hereto (each, a “Lender” and collectively, the “Lenders”), JP Morgan Bank, N.A., London Branch, as Eurocurrency Agent (the “Eurocurrency Agent”), JPMorgan Chase Bank, N.A., Canada Branch as Canada Agent (the “Canada Agent”), JPMorgan Chase Bank, N.A., Tokyo Branch as Japan Agent (the “Japan Agent”) and JPMorgan Chase Bank, N.A., successor by merger to Bank One, NA as administrative agent (in such capacity, the “Administrative Agent”) (the Eurocurrency Agent, the Canada Agent, the Japan Agent and the Administrative Agent are collectively referred to as the “Funding Agents” and each individually a “Funding Agent”).

RECITALS

WHEREAS, the Borrowers, the Lenders and the Funding Agents are parties to that certain Amended and Restated Revolving Credit Agreement dated as of September 29, 2004 (as amended from time to time, the “Agreement”);

WHEREAS, the Borrowers, the Lenders and the Funding Agents desire to amend the Credit Agreement in order to revise certain financial covenants, adjust pricing for loans and other financial accommodations and to provide certain requirements for the maintenance of excess Borrowing Base availability, in each case on the terms and conditions set forth herein;

WHEREAS, the Lenders wish to waive certain Events of Default arising from the US-Borrower and its Subsidiaries’ failure to satisfy certain requirements in respect of their Fixed Charge Coverage ratio for the quarter ended May 31, 2005, on terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows:

1. Defined Terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed thereto in the Agreement, as amended hereby.

2. Waiver.

Each Lender hereby waives Events of Default under Section 7.3 of the Agreement arising solely from the failure of the US-Borrower and its Subsidiaries to maintain the Fixed Charge Coverage ratio required by Section 6.35 of the Agreement solely in respect of the fiscal quarter ended May 31, 2005.

3. Amendments.

(a) The definitions of “Availability Hold” and “EBITDA” contained in Section 1.1 of the Agreement are hereby deleted in their entirety and replaced as follows:

“‘Availability Hold’ means the sum of Twenty Three Million Dollars ($23,000,000).”

“‘EBITDA’ means, as at any date of determination thereof, the sum of Net Income, Interest Expense, income taxes, depreciation and amortization in each case as calculated as at such date of determination for the US-Borrower and its Subsidiaries on a consolidated basis in accordance with Agreement Accounting Principles. Neither cash nor non-cash charges reflecting extraordinary terms, unusual items, or one-time charges will be added back for purposes of the EBITDA calculation. Cash and/or non-cash gains reflecting extraordinary terms, unusual items or one-time gains will be subtracted for purposes of the EBITDA calculation.”

(b) The first sentence of Section 6.2 is deleted in its entirety and replaced as follows:

“Each Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances and Facility Letters of Credit for general corporate purposes.”

(c) Section 6.23 is hereby deleted in its entirety and replaced as follows:

6.23 Repayment of Subordinated Debt; Adjustment to Pricing.

6.23.1 Until all Obligations have been irrevocably paid in full, the US-Borrower and its Subsidiaries shall not make any payment upon any principal of any Subordinated Debt, including by means of repurchasing Debentures; provided that the US-Borrower shall be permitted to repay or repurchase and retire, in each case at a price that is at or below the par value for such Identified Debenture (plus an amount equal to the accrued and unpaid interest to date of repayment, repurchase or retirement), an aggregate amount of the Identified Debentures of up to the Repurchase Amount prior to June 10, 2006 pursuant to open-market transactions, in privately-negotiated transactions, by repayment or otherwise (the “Debenture Retirement”) provided further that the Debenture Retirement shall be effected solely by either or both of an offer to exchange Identified Debentures for new debentures (“New Debt Securities”) or repayment or repurchase of the Identified Debentures by the issuance of New Debt Securities, which New Debt Securities shall constitute Subordinated Debt and shall otherwise be issued on terms acceptable to the Administrative Agent and the Required Lenders. Notwithstanding anything to the contrary in this Agreement, no payment upon any principal of any Subordinated Debt, no sinking fund payment and no repurchase or retirement of Subordinated Debt may be made at any time when there exists any Default or Unmatured Default or when such payment, repurchase or retirement would result in any Default or Unmatured Default (including pursuant to Section 6.24 or 6.25).

6.23.2 In the event the US Borrower shall fail to repay, repurchase or retire the Identified Debentures in accordance with the terms of Section 6.23.1 hereof (and without limiting recovery of additional interest that may occur upon the occurrence of a Default), except for the Applicable Margin associated with the Floating Rate, each Level of the Pricing Schedule shall be increased by one quarter percent (.25%) above the otherwise Applicable Margin effective on November 30, 2005 and by an additional one quarter percent (.25%) above the otherwise Applicable Margin effective February 28, 2006 in each case which adjustments shall continue until the completion of the Debenture Retirement.

(d) Sections 6.24 and 6.25 are hereby deleted in their entirety and replaced as follows:

6.24 Leverage Ratio. The US-Borrower and its Subsidiaries will maintain, on each date listed below, a Leverage Ratio of less than the respective ratio specified for such date:

Applicable Dates	Maximum Ratio
August 31, 2005	3.35 to 1.00

November 30, 2005	3.75 to 1.00

February 28, 2006	3.35 to 1.0

May 31, 2006 and each fiscal quarter end thereafter	3.0 to 1.0

6.25 Fixed Charge Coverage Ratio. The US-Borrower and its Subsidiaries will maintain, on each date listed below, a Fixed Charge Coverage Ratio greater than the respective ratio specified for such date:

Applicable Dates	Minimum Ratio
August 31, 2005	1.25 to 1.00

November 30, 2005	1.00 to 1.00

February 28, 2006	1.15 to 1.0

May 31, 2006 and each fiscal quarter end thereafter	1.50 to 1.00

(e) The date “February 28, 2006” is hereby deleted from Section 6.27 and replaced with the date “June 10, 2006.”

(f) A new Section 6.29 is hereby added as follows:

“6.29 Excess Availability The Borrower will at all times through and including the later of (i) August 31, 2006 or (ii) the submission of financial reports to the Agent required by this Agreement in respect of the Borrower’s fiscal year ended May 31, 2006, maintain Borrowing Base in excess of outstanding Loans and Facility Letters of Credit in an amount not less than the Availability Hold, provided that this covenant shall remain in effect at all times after such dates if a Default or Event of Default shall exist on or before any such date.”

(g) Annex A (Pricing Schedule) is hereby deleted in its entirety and replaced in the form attached hereto and made a part hereof. The undersigned parties hereby confirm that, based on the most recent financial reports submitted by the US Borrower to the Administrative Agent, as of the Effective Time, all Advances shall be priced at Level V Status within the meaning of the Pricing Schedule.

4. Effectiveness. This Amendment shall become effective when the Administrative Agent has received all of the following acknowledged to be satisfactory by the Administrative Agent:

(a) This Amendment, executed by the requisite signatories;

(b) A certificate, signed by the chief financial officer of Richardson Electronics, Ltd. substantially in the form of Annex A attached hereto and made a part hereof, stating that on the date on which this Amendment becomes effective (the “Effective Time”) (after giving effect to this Amendment) no Default or Unmatured Default has occurred and is continuing and further certifying that the representations and warranties contained in Article 5 of the Agreement are true and correct on and as of the Effective Time;

(c) Payment to the Administrative Agent for the account of each Lender in proportion to its percentage of the Aggregate Commitment, an amendment fee equal to .25% of the Dollar Amount of the Aggregate Commitment; and

(d) Such other documents, instruments, approvals (and, if requested by the Administrative Agent, certified duplicates of executed copies thereof) or opinions as the Administrative Agent may reasonably request.

4A. Conditions Subsequent. As a condition subsequent hereto, the US Borrower shall furnish to the Administrative Agent a copy of its Annual Report as filed on Form 10-K as of and for the year ended May 28, 2005, with the reports of its independent registered public accounting firm included therein. The form and content of the report with respect to the consolidated financial statements shall meet the requirements of the Agreement and not contain any “going concern” qualification or other qualification unacceptable to the Administrative Agent. Such Annual Report on Form 10-K shall be furnished to the Administrative Agent not later than August 26, 2005.

5. Representations and Warranties. Each Borrower represents and warrants to the Lenders and Funding Agents (which representations and warranties shall become part of the representations and warranties made by such Borrower under the Agreement) that:

(a) The execution, delivery and performance of this Amendment has been duly authorized by all necessary action and will not require any consent or approval of any person or entity, violate in any material respect any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award presently in effect having applicability to it or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which it or its properties may be bound or affected;

(b) No consent, approval or authorization of or declaration or filing with any governmental authority or any non-governmental person or entity, including without limitation, any creditor or partner of any Borrower is required on the part of such Borrower in connection with the execution, delivery and performance of this Amendment or the transactions contemplated hereby and the execution, delivery and performance of this Amendment will not violate the terms of any contract or agreement to which such Borrower is a party;

(c) The Agreement is the legal, valid and binding obligation of each Borrower, enforceable against it in accordance with the terms thereof;

(d) The most recent financial statements of each Borrower delivered to the Lender are complete and accurate in all material respects and present fairly the financial condition of such Borrowers as of such date in accordance with generally accepted accounting principles. There has been no adverse material change in the condition of the business, properties, operations or condition, financial or otherwise, of any Borrower since the date of such financial statements. There are no material liabilities of any Borrower, fixed or contingent, which are material but not reflected on such financial statements or in the notes thereto; and

(e) After giving effect to this Amendment no Default or Event of Default has occurred or exists under the Agreement as of the Effective Date hereof.

6. Acknowledgement and Reaffirmation. Each Borrower hereby ratifies and affirms all of the obligations and undertakings contained in the Agreement and the Agreement remains in full force and effect in accordance with its terms. Each Borrower hereby acknowledges, agrees and affirms that each document and instrument securing or supporting the obligations and indebtedness owing to the Lenders and Funding Agents prior to the date of this Amendment remains in full force and effect in accordance with its terms, and that such security and support remains in full force effect as to all obligations under the Agreement.

7. Expenses. The Borrowers jointly and severally agree to pay and save the Lenders and Funding Agents harmless from liability for the payment of all costs and expenses arising in connection with this Amendment, including the reasonable fees and expenses of Baker & McKenzie LLP, counsel to certain of the Lenders, in connection with the preparation and review of this Amendment and any related documents.

8. Governing Law. This Amendment shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Illinois.

9. Counterparts; Facsimile. This Amendment may be executed in one or more counterparts, each of which together shall constitute the same agreement. One or more counterparts of this Amendment may be delivered by facsimile, with the intention that such delivery shall have the same effect as delivery of an original counterpart thereof.

[The remainder of this page has been left blank intentionally]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

RICHARDSON ELECTRONICS, LTD.

BY:
TITLE:

BURTEK SYSTEMS, INC.

BY:
TITLE:

RICHARDSON ELECTRONICS CANADA, LTD.

BY:
TITLE:

RICHARDSON ELECTRONICS LIMITED

BY:
TITLE:

RESA, SNC

BY:
TITLE:

RICHARDSON ELECTRONIQUE SNC

BY:
TITLE:

RICHARDSON ELECTRONICS IBERICA, S.A.

BY:
TITLE:

RICHARDSON ELECTRONICS GMBH

BY:
TITLE:

RICHARDSON ELECTRONICS BENELUX B.V.

BY:
TITLE:

RICHARDSON SWEDEN HOLDING AB

BY:
TITLE:

RICHARDSON ELECTRONICS KK

BY:
TITLE:

FUNDING AGENTS:

JPMORGAN CHASE BANK, N.A.

BY:
TITLE:

JP MORGAN CHASE BANK, N.A., London Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., Toronto Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., through its Tokyo Branch

BY:
TITLE:

LENDERS:

HARRIS N.A. (f/k/a HARRIS TRUST AND SAVINGS BANK)

BY:
TITLE:

BANK OF MONTREAL

BY:
TITLE:

NATIONAL CITY BANK, Canada Branch

BY:
TITLE:

NATIONAL CITY BANK OF THE MIDWEST

BY:
TITLE:

LASALLE BANK NATIONAL ASSOCIATION

BY:
TITLE:

LASALLE BUSINESS CREDIT, a division of ABN AMRO Bank N.V., Canada Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., London Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., Canada Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A., through its Tokyo Branch

BY:
TITLE:

JPMORGAN CHASE BANK, N.A.

BY:
TITLE:

JP MORGAN EUROPE LIMITED

BY:
TITLE:

ANNEX A

PRICING SCHEDULE

APPLICABLE MARGIN	LEVEL I STATUS	LEVEL II STATUS	LEVEL III STATUS	LEVEL IV STATUS	LEVEL V STATUS
Eurocurrency Rate	1.00%	1.25%	1.75%	2.00%	2.25%
BA Rate	1.00%	1.25%	1.75%	2.00%	2.25%
Floating Rate	0.00%	0.00%	0.00%	0.00%	0.00%
TIBOR Rate	1.00%	1.25%	1.75%	2.00%	2.25%
Standby Letter of Credit Fee	1.00%	1.25%	1.75%	2.00%	2.25%

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

“Financials” means the annual or quarterly financial statements of the US-Borrower delivered by the US-Borrower pursuant to this Agreement.

“Level I Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, the Leverage Ratio is less than 1.50 to 1.00.

“Level II Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than 2.00 to 1.00.

“Level III Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than 2.50 to 1.00.

“Level IV Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, (i) the US-Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than 3.00 to 1.00.

“Level V Status” exists at any date if, as of the last day of the fiscal quarter of the US-Borrower referred to in the most recent Financials, the US-Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

“Status” means, at any date of determination, whichever of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at such time.

The Applicable Margin set forth above shall be subject to adjustment (upwards or downwards, as appropriate) based on the US-Borrower’s Status as at the end of each fiscal quarter in accordance with the table set forth above. The US-Borrower’s Status as at the last day of each fiscal quarter shall be determined from the then most recent Financials. The adjustment, if any, shall be effective commencing five (5) Business Days after the delivery to the Lenders of such Financials. In the event that the US-Borrower shall at any time fail to furnish to the Lenders such Financials (together with a Compliance Certificate) within the time limitations specified by this Agreement, then the maximum Applicable Margin shall apply from the date of such failure until the fifth (5th) Business Day after such Financials (and accompanying Compliance Certificate) are so delivered.

ANNEX A

OFFICER’S CERTIFICATE

This Certificate is delivered to JPMorgan Chase Bank, N.A., as Administrative Agent by Richardson Electronics, Ltd., pursuant to that certain Amended and Restated Revolving Credit Agreement, dated as of October 29, 2004 among the Borrowers named therein, the Lenders set forth on the signature pages thereto and the Funding Agents identified therein (as amended or modified from time to time, the “Credit Agreement”). All capitalized terms used herein but not defined shall have the respective meanings ascribed thereto in the Credit Agreement. The undersigned, in his capacity as chief financial officer of Richardson Electronics, Ltd., hereby certifies to the Funding Agents and the Lenders that on the date hereof no Default or Unmatured Default has occurred and is continuing and that all the representations and warranties contained in Article V of the Credit Agreement are true and correct on and as of the date hereof.

This Certificate is delivered as of August 24, 2005.

By:
Its: